Exhibit 99.1

J.B. Hunt Transport, Inc. 615 J.B. Hunt Corporate Drive Lowell, Arkansas 72745	Contact:	David G. Mee EVP, Finance/Administration and Chief Financial Officer (479) 820-8363

FOR IMMEDIATE RELEASE

J. B. HUNT TRANSPORT SERVICES, INC. ANNOUNCES PAYMENT OF DIVIDEND

LOWELL, Arkansas – October 29, 2014 – J.B. Hunt Transport Services, Inc. (NASDAQ:JBHT) announced today that its Board of Directors has declared the regular quarterly dividend on its common stock of $.20 (twenty cents) per common share, payable to stockholders of record on November 14, 2014. The dividend will be paid on November 28, 2014.

About J.B. Hunt

J.B. Hunt Transport focuses on providing safe and reliable transportation services to a diverse group of customers throughout the continental United States, Canada and Mexico. Utilizing an integrated, multimodal approach, the company provides capacity-oriented solutions centered on delivering customer value and industry-leading service.

J.B. Hunt Transport Services, Inc. stock trades on NASDAQ under the ticker symbol JBHT and is a component of the Dow Jones Transportation Average. J.B. Hunt Transport, Inc. is a wholly owned subsidiary of JBHT. For more information, visit www.jbhunt.com.